PRIVATE AND CONFIDENTIAL Carlos Carriedo 30 Ackmar Rd. London SW6 United Kingdom Dear Carlos: On behalf of WEX Inc. (“WEX” or the “Company”), we would like to congratulate you on your permanent transfer to Maine, United States. This transfer is subject to approval by the applicable authorities of your visa and ongoing work authorization for the United States. The expected transfer date is on or about August 1, 2025. Your current time at WEX will be included in the calculation of service at your new office of employment with WEX. This letter outlines, for your information, certain of the relocation elements of your transfer in accordance with WEX’s Permanent Transfer Policy (the "Policy"), or as may have otherwise been established by the Company, to be provided by Weichert. This letter does not constitute an employment contract or a guarantee of employment for any period. WEX reserves the right to amend the Policy and related benefits at any time, for any reason, with or without notice. In order to facilitate your transfer and for other administrative or business purposes, your country of origin and destination country employer organizations may share information that they maintain about you, such as information about your work qualifications, compensation, or benefits enrollments, either with one another or with other agents or affiliates. Your signature on this letter indicates your consent to such sharing and transfer of your personal data for these purposes. Summary of Benefits PLEASE NOTE: Any transfer related payments or reimbursements will only be made after receipt of a signed acknowledgement that you have reviewed and understand the contents of this letter. RELOCATION ARRANGEMENTS You will receive one-time allowance payments and relocation arrangements to assist in offsetting the costs of the relocation. These include: 1. Immigration - Applications for visas and work authorization (as appropriate) will be prepared and submitted for you and your family at WEX’s direction and expense. You should keep in mind that it is not possible to determine the exact Docusign Envelope ID: 7E373A9D-DE9C-486A-8EDC-5106C658F74E Exhibit 10.7

timing of obtaining a visa and work authorization. Therefore, it may be necessary to adjust your travel schedule in order to accommodate the timing of both. 2. Tax Preparation Assistance: WEX provides tax services in connection with the transfer. Services will be provided by WEX’s designated Tax Services Provider, BDO, and will include pre-transfer tax consultation, and both home and new country tax return preparation for the 2025 and 2026 tax years. 3. Packing and Shipping of Personal Belongings: WEX will arrange and pay the cost of packing and shipping your household goods to Maine. Specifically, WEX will pay for a shipment of up to 6,500 lbs. of your personal belongings via air freight. You are also entitled to a household goods and personal effect sea shipment (62 ft. container). As part of the shipment coverage WEX will provide shipping insurance to protect your personal belongings. WEX will not pay for: shipping large items such as automobiles and boats or any customs duties or other similar charges relating to goods purchased within six months of shipment. A Weichert International Mobility Counselor will work with you to determine your shipment provision. 4. Final Trip: WEX will pay for one-way airfare for you and each family member who will relocate with you to Maine. The class of air travel to be used will be consistent with your home country travel policy. If needed, excess baggage up to $500 USD total or the equivalent will be reimbursed in accordance with the travel policy. 5. Lease Break: Based on timing, if needed, you will receive 2 months of lease break assistance for your rental in the United Kingdom. 6. Miscellaneous Allowance: As determined by the Leadership Development and Compensation Committee of WEX’s Board of Directors, WEX, upon your arrival in the US, at the start of your relocation (currently expected to be on/around August 1, 2025), will provide $100,000 USD (grossed up) to help cover unexpected expenses as part of your relocation. 7. Transportation Allowance: WEX will pay for 60 days of rental car assistance or transportation allowance in accordance with the Company’s travel and expense policy. ASSIGNMENT INCOME TAXES AND INCOME TAX EQUALIZATION Tax Consultation and Preparation Services (Provided by BDO) Tax services will be provided by BDO and will include home and new country pre-assignment tax consultation, and home and host country tax return preparation (for the 2025 and 2026 tax years). BDO maintains a professional relationship with you with respect to the details of your confidential tax return information and provides WEX with only the net result of the tax calculations to determine the amounts owed by WEX or owed by you. Under the Policy and as explained further below, in order to receive BDO’s services you must provide, in a timely manner, BDO with all documentation/records required to file both your origin and new home country tax returns. Docusign Envelope ID: 7E373A9D-DE9C-486A-8EDC-5106C658F74E

RELOCATION INCOME TAXES AND INCOME TAX EQUALIZATION Tax Orientation: Due to the complexity of destination and departure country tax regulations, you will be required to participate in a tax orientation briefing in both countries. Your spouse is also encouraged to participate.  This tax orientation will typically review the potential tax implications of the international relocation related to your company earnings, spousal income and personal income (including investments and savings).  A consultant from the company-designated tax firm, BDO, will conduct the tax orientations. Tax Return Preparation: WEX will pay the reasonable and customary costs for its designated tax service provider, BDO, to prepare and file your tax returns based on your current circumstances, as applicable, for the year in which the relocation occurs, and one (1) year following the relocation (for the 2025 and 2026 tax years).  The tax returns must be prepared by BDO to be eligible for reimbursement.  BDO will maintain a professional relationship with you with respect to the details of your tax return information. It is your responsibility to meet all personal tax filing requirements in your home and host countries.  WEX assumes no responsibility for your failure to abide by applicable laws and regulations. It remains your responsibility to ensure that all required tax returns are filed on a timely basis. If you do not provide BDO with the required tax information on a timely basis or do not follow the firm’s tax filing instructions, any penalties and interest levied resulting from your failure to comply, will remain your sole responsibility. EARLY TERMINATION As per the Policy, if your employment with WEX terminates within 24 months of transfer, this may trigger repayment obligations as set forth in a separate Repayment Agreement to be signed by you and WEX with this letter. Please contact Kate Levesque with any other questions that you may have. Sincerely WEX Inc. Kate Levesque Global Benefits & Wellbeing I hereby acknowledge that I have reviewed this letter and understand its contents. SIGNED:   DATE: Carlos Carriedo Docusign Envelope ID: 7E373A9D-DE9C-486A-8EDC-5106C658F74E 5/7/2025